United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             September 19, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01     Other Events.

On September 19, 2007, Overseas Shipholding Group, Inc. ("OSG") issued a press release announcing that it has expanded its crude oil tanker fleet with the addition of four Suezmax vessels. OSG has purchased, sold and bareboat chartered-back two Suezmax tankers from Double Hull Tankers, Inc.. OSG expects to take delivery of a 2001-built 164,000 dwt vessel in December 2007 and the second ship, a 2000-built 153,000 dwt vessel, is expected to deliver to OSG in the first quarter of 2008. The vessels have been chartered for seven and 10 years, respectively. OSG has also time chartered-in two 156,000 dwt sister Suezmax tankers for three years. The vessels, currently under construction in China, are expected to deliver in the fourth quarter of 2008. Suezmaxes offer greater port flexibility than VLCCs and better economies of scale than Aframax tankers.

A copy of the press release is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d) Press Release of OSG dated September 19, 2007.

Exhibit No.	Description
99.1	Press Release of OSG dated September 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: September 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OSG dated September 19, 2007